[COMPANY LOGO]

For Immediate Release:                        Contact:
February 21, 2006                             Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433


                        GALAXY NUTRITIONAL FOODS REPORTS
                 THIRD QUARTER AND NINE-MONTH OPERATING RESULTS

ORLANDO, Florida (February 21, 2006) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer and marketer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today reported its operating results for the third quarter and first nine months of FY2006.

For the three months ended December 31, 2005, net sales decreased to approximately $9.1 million, compared with net sales of approximately $10.6 million in the third quarter of FY2005. The reduction in net sales primarily reflects a reduction in sales of private label products to Wal-Mart, along with some consumer resistance to the multiple price increases that were implemented by the Company in late fiscal 2005 and early fiscal 2006 to offset higher commodity and other production costs. The Company reported a net loss to common stockholders of ($11,754,981), or ($0.59) per share, in the most recent quarter, compared with a restated net loss to common stockholders of ($1,061,807), or ($0.06) per share, in the prior-year quarter. Approximately 84% of the net loss in the quarter ended December 31, 2005 reflected costs associated with a reserve against a stockholder note receivable, disposal activities related to the transition of production to an outside manufacturer, and losses on the sale of assets. Gross profit margin approximated 21% of sales in the third quarter of FY2006, versus 22% of sales in the prior-year quarter, primarily due to inventory disposals and additional overhead costs during the abovementioned outsourcing transition. General and administrative expenses increased 81% in the most recent quarter, when compared with the prior-year quarter ($1,394,599 vs. $771,382), primarily due to professional fees related to evaluating strategic alternatives, additional bad debt costs and liquidated damages related to a registration rights agreement.

"Our third quarter financial results continued to be significantly impacted by non-recurring costs associated with the recent sale of our manufacturing assets and the transition of production and distribution activities to an outside manufacturer, along with a $9.1 million reserve against a non-recourse stockholder note receivable where the collateral value is significantly below the face value of the note," noted Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "We expect to begin realizing benefits from the production outsourcing and distribution relationship in the current quarter, when profitability should improve significantly relative to the prior-year quarter and first three quarters of Fiscal 2006."

The Company's balance sheet has been transformed significantly since the sale of its manufacturing assets for $8,700,000 in December 2005. The proceeds allowed Galaxy to retire approximately $8,694,000 in bank debt and accrued property taxes. At December 31, 2005, the Company's long-term liabilities approximated $708,000, compared with over $8 million at the beginning of FY2006.

"We anticipate improved cash flows to fund operations as debt service costs decline sharply due to the repayment of the majority of our bank debt, and as we complete our transformation from a manufacturing company into a branded marketing company," continued Broll. "With significantly lower inventory and distribution costs, along with the elimination of manufacturing overhead, management can devote a substantially greater amount of time and resources to the marketing and sale of our products. Initial results from recent advertising and promotional initiatives in several cities have been encouraging, and we will continue to pursue the most effective means of communicating to consumers the benefits of our healthy food products in terms of no cholesterol, low fat and an excellent source of calcium."

For the nine months ended December 31, 2005, sales decreased to approximately $29.4 million, compared with net sales of $33.7 million in the first nine months of FY2005. The decline in net sales primarily reflects a reduction in private label sales to Wal-Mart. The Company reported a net loss to common stockholders of ($22,315,233), or ($1.14) per share, in the first nine months of FY2006, compared with a restated net loss to common stockholders of ($1,716,065), or ($0.10) per share, in the corresponding period of FY2005. Approximately 83% ($18.4 million) of the net loss in the first nine months of FY2006 reflected costs related to the transition of production to an outside manufacturer (e.g., asset impairment charges, losses on the sale of assets, disposal activities), along with a $9.1 million reserve against a stockholder note receivable.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call today at 11:00 a.m. EST. Shareholders and other interested parties may participate in the conference call by dialing 800-322-0079 (international/local participants dial 973-409-9258) and referencing the ID code 7066789, a few minutes before 11:00 a.m. EST on February 21, 2006. The call will also be broadcast live on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=1217907 . The call will be archived on the Internet through April 22, 2006 at http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=1217907.

About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods, Inc. (AMEX: GXY) globally markets and distributes plant-based cheese alternatives and dairy alternatives, as well as processed organic cheese and cheese food to grocery and natural foods retailers, mass merchandisers and food service accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company's top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious products to meet the taste and dietary needs of today's increasingly health conscious consumers. For more information, visit www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                          (Financial statements follow)

                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets

                                                                       DECEMBER 31,       MARCH 31,
                                                                           2005             2005
                                                                       ------------     ------------
                                                                                         (Unaudited)
                                  ASSETS
CURRENT ASSETS:
  Cash                                                                 $    378,954     $    561,782
  Trade receivables, net                                                  5,432,736        4,644,364
  Inventories                                                               565,673        3,811,470
  Prepaid expenses and other                                                634,856          219,592
                                                                       ------------     ------------

         Total current assets                                             7,012,219        9,237,208

PROPERTY AND EQUIPMENT, NET                                                 283,167       18,246,445
ASSETS HELD FOR SALE                                                         90,000               --
OTHER ASSETS                                                                247,334          286,013
                                                                       ------------     ------------

         TOTAL                                                         $  7,632,720     $ 27,769,666
                                                                       ============     ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Line of credit                                                       $  2,238,722     $  5,458,479
  Accounts payable                                                        3,545,015        3,057,266
  Accrued disposal costs                                                    602,762               --
  Accrued and other current liabilities                                     700,550        2,130,206
  Current portion of accrued employment contracts                           491,147          586,523
  Current portion of term notes payable                                   2,120,645        1,320,000
  Current portion of obligations under capital leases                        31,464          194,042
                                                                       ------------     ------------

         Total current liabilities                                        9,730,305       12,746,516

ACCRUED EMPLOYMENT CONTRACTS, less current portion                          655,020          993,305
TERM NOTES PAYABLE, less current portion                                         --        6,921,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion                       53,487           85,337
                                                                       ------------     ------------

         Total liabilities                                               10,438,812       20,747,143
                                                                       ------------     ------------

COMMITMENTS AND CONTINGENCIES                                                    --               --

TEMPORARY EQUITY:
   Common stock, subject to registration                                         --        2,220,590

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                                                              200,513          164,115
  Additional paid-in capital                                             71,379,694       65,838,227
  Accumulated deficit                                                   (70,622,981)     (48,307,748)
                                                                       ------------     ------------

                                                                            957,226       17,694,594
  Less: Note receivable arising from the exercise of stock options,
         net                                                             (3,642,857)     (12,772,200)
        Treasury stock                                                     (120,461)        (120,461)
                                                                       ------------     ------------

         Total stockholders' equity (deficit)                            (2,806,092)       4,801,933
                                                                       ------------     ------------

         TOTAL                                                         $  7,632,720     $ 27,769,666
                                                                       ============     ============

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations
                                   (UNAUDITED)

                                              THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                  DECEMBER 31,                      DECEMBER 31,
                                         -----------------------------     -----------------------------
                                             2005             2004             2005             2004
                                         ------------     ------------     ------------     ------------
                                                            RESTATED                          RESTATED
NET SALES                                $  9,072,097     $ 10,632,877     $ 29,361,475     $ 33,725,108

COST OF GOODS SOLD                          7,182,502        8,289,551       22,582,708       25,860,850
                                         ------------     ------------     ------------     ------------
  Gross margin                              1,889,595        2,343,326        6,778,767        7,864,258
                                         ------------     ------------     ------------     ------------

OPERATING EXPENSES:
Selling                                     1,161,751        1,213,549        3,655,543        4,246,419
Delivery                                      544,665          549,379        1,886,214        1,757,962
Employment contract expense - general
  and administrative                               --               --               --          444,883
General and administrative, including
  $52,676, $176,186, $923,513 and
  $217,388 non-cash compensation
  related to stock based transactions       1,394,599          771,382        3,999,362        2,011,894
Research and development                       75,961           74,861          256,055          226,479
Reserve on note receivable                  9,129,343               --        9,129,343               --
Cost of disposal activities                   668,936               --        1,342,204               --
Impairment of property and equipment               --               --        7,896,554               --
Loss on sale of assets                         65,360               --           70,966               --
                                         ------------     ------------     ------------     ------------
  Total operating expenses                 13,040,615        2,609,171       28,236,241        8,687,637
                                         ------------     ------------     ------------     ------------

LOSS FROM OPERATIONS                      (11,151,020)        (265,845)     (21,457,474)        (823,379)
                                         ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSE):
Interest expense                             (595,692)        (288,556)      (1,246,490)        (812,380)
Derivative income (expense)                        --         (258,658)              --           62,829
Gain/(loss) on fair value of warrants          (8,269)        (202,414)         388,731          258,937
                                         ------------     ------------     ------------     ------------
    Total other income (expense)             (603,961)        (749,628)        (857,759)        (490,614)
                                         ------------     ------------     ------------     ------------

NET LOSS                                 $(11,754,981)    $ (1,015,473)    $(22,315,233)    $ (1,313,993)

Less:
Preferred stock dividends                          --            2,174               --           82,572
Preferred stock accretion to
  redemption value                                 --           44,160               --          319,500
                                         ------------     ------------     ------------     ------------

NET LOSS TO COMMON STOCKHOLDERS          $(11,754,981)    $ (1,061,807)    $(22,315,233)    $ (1,716,065)
                                         ============     ============     ============     ============

BASIC AND DILUTED NET LOSS PER COMMON
  SHARE                                  $      (0.59)    $      (0.06)    $      (1.14)    $      (0.10)
                                         ============     ============     ============     ============

                 See accompanying notes to financial statements.

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows
                                   (UNAUDITED)

Nine Months Ended December 31,                                         2005             2004
                                                                   ------------     ------------
                                                                                      RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                         $(22,315,233)    $ (1,313,993)
  Adjustments to reconcile net loss to net cash from (used in)
    operating activities:
      Depreciation and amortization                                   1,463,036        1,633,256
      Amortization of debt discount and financing costs                 424,016           65,881
      Provision for promotional deductions and losses on trade
        receivables                                                   1,543,025          109,000
      Provision for loss on note receivable                           9,129,343               --
      Impairment and loss on sale of property and equipment           7,967,520               --
      Change in fair value of derivative instrument                          --          (62,829)
      (Gain) Loss on fair value of warrants                            (388,731)        (258,937)
      Non-cash compensation related to stock-based transactions         923,513          217,388
      (Increase) decrease in:
        Trade receivables                                            (2,331,397)      (1,398,623)
        Inventories                                                   3,245,797         (370,817)
        Prepaid expenses and other                                     (415,264)          51,759
      Increase (decrease) in:
        Accounts payable                                                487,749        1,026,304
        Accrued and other liabilities                                  (520,555)         120,973
                                                                   ------------     ------------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                        (787,181)        (180,638)
                                                                   ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                   (304,353)         (77,207)
  Proceeds from sale of equipment                                     8,747,075           34,482
                                                                   ------------     ------------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                       8,442,722          (42,725)
                                                                   ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) on line of credit                        (3,219,757)         941,426
  Borrowing on term notes payable                                     2,400,000               --
  Repayments on term notes payable                                   (8,241,985)        (810,000)
  Principal payments on capital lease obligations                      (194,428)        (190,282)
  Financing costs for long term debt                                   (288,697)              --
  Redemption of preferred stock                                              --       (2,279,688)
  Proceeds from issuance of common stock, net of costs                       --        2,211,366
  Proceeds from issuance of common stock under employee stock
    purchase plan                                                        11,861           12,480
  Proceeds from exercise of common stock options                          2,879               --
  Proceeds from exercise of common stock warrants, net of costs       1,691,758               --
                                                                   ------------     ------------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                      (7,838,369)        (114,698)
                                                                   ------------     ------------

NET INCREASE (DECREASE) IN CASH                                        (182,828)        (338,061)

CASH, BEGINNING OF PERIOD                                               561,782          449,679
                                                                   ------------     ------------

CASH, END OF PERIOD                                                $    378,954     $    111,618
                                                                   ============     ============

                         GALAXY NUTRITIONAL FOODS, INC.
            EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
                                   (Unaudited)

                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                          DECEMBER 31,                       DECEMBER 31,
                                 ------------------------------      ------------------------------
                                     2005              2004              2005              2004
                                 ------------      ------------      ------------      ------------
NET SALES                        $  9,072,097      $ 10,632,877      $ 29,361,475      $ 33,725,108
                                 ------------      ------------      ------------      ------------

NET LOSS                         $(11,754,981)     $ (1,015,473)     $(22,315,233)     $ (1,313,993)
  Plus:
Non-cash compensation expense          52,676           176,186           923,513           217,388
Employment contract expense                --                --                --           444,883
Reserve on stockholder note
receivable                          9,129,343                --         9,129,343                --
Cost of disposal activities           668,936                --         1,342,204                --
Impairment of property and
   equipment                               --                --         7,896,554                --
Loss on sale of assets                 65,360                --            70,966                --
Derivative (income) expense                --           258,658                --           (62,829)
(Gain)/loss on fair value of
  warrants                              8,269           202,414          (388,731)         (258,937)
Interest expense                      595,692           288,556         1,246,490           812,380
Depreciation and amortization
  expense                             387,184           541,170         1,463,036         1,633,256
                                 ------------      ------------      ------------      ------------
    EBITDA, as adjusted              (847,521)          451,511          (631,858)        1,472,148
                                 ------------      ------------      ------------      ------------

                                 ------------      ------------      ------------      ------------
     As a % of Net Sales                 (9.3%)             4.2%             (2.2%)             4.4%
                                 ============      ============      ============      ============

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets, forecasts and evaluates loan covenants. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation, the cost of disposal activities, impairment or loss on the sale of assets, the reserve against a stockholder note receivable, and certain employment contract expense from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation, derivative expense and fair value of warrants, they are calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

                                       ###


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